SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C.  20549

                       FORM 8-K

                    CURRENT REPORT








   Pursuant to Section 13 or 15 (d) of the Securities
                         Exchange Act of 1934
Date of Report:  March 13, 1997


                     EMC CORPORATION
 (Exact name of registrant as specified in its charter)


Massachusetts                 1-9853         No. 04-
2680009
(State or other jurisdiction  (Commission (I.R.S.Employer
of incorporation)        File Number)  Identification
No.)
171 South Street, Hopkinton, MA               01748
(Address of principal executive offices)     (zip code)



Registrant's telephone number, including area code:(508)
4351000


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Item 5.  Other Events

 On March 11, 1997, the registrant announced that it had completed the sale of $450 million principal amount of its 31/4% Convertible Subordinated Notes due 2002 through a private offering to qualified institutional buyers, to certain institutional accredited investors and outside the United States to non-U.S. investors. In addition, on March 12, 1997, the initial purchasers exercised an option to purchase an additional $67,500,000 of the notes to cover over-allotments, which sale was completed on March 13, 1997. The notes have a term of five years and are convertible into shares of the registrant's common stock at a conversion price of $45.31 per share.

   The registrant intends to use the net proceeds of the offering for funding potential acquisitions, new product development, the expansion of channels of distribution and other general corporate purposes.

                       SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                   EMC CORPORATION



Date:     March 13, 1997      By:  /s/ Colin G. Patteson
                                   Colin G. Patteson
                                   Senior Vice
                                   President, Chief
                                   Administrative
                                   Officer and

Treasurer